                                                                    Exhibit 1.1


                    STRUCTURED ASSET SECURITIES CORPORATION
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-34A

                                TERMS AGREEMENT

                                                        Dated: October 27, 2003

To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of October 1, 2003 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:  Series 2003-34A.
-------------------  ----------------

Terms of the Series 2003-34A Certificates: Structured Asset Securities Corporation, Series 2003-34A Mortgage Pass-Through Certificates, Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-AX, Class 4-A, Class 4-AX, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-AX, Class 5-PAX, Class 6-A, Class B1-I, Class B1-I-X, Class B2-I, Class B2-I-X, Class B1-II, Class B2-II, Class B3, Class B4, Class B5, Class B6, Class P-I, Class P-II, Class P-III and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of six pools of adjustable rate, conventional, first lien, residential mortgage loans (the "Mortgage Loans"). Only the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-AX, Class 4-A, Class 4-AX, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-AX, Class 5-PAX, Class 6-A, Class B1-I, Class B1-I-X, Class B2-I, Class B2-I-X, Class B1-II, Class B2-II, Class B3 and Class R (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:  File Number 333-106295.
------------------------------------------------

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-AX, Class 4-A, Class 4-AX, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-AX, Class 5-PAX, Class 6-A and Class R Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc., ("Moody's" and together with S&P, the "Rating Agencies"); the Class B1-1, Class B1-I-X and Class B1-II Certificates be rated "AA" by S? the Class B2-I, Class B2-I-X and Class B2-II Certificates be rated "A" by S&P and the Class B3 Certificates be rated "BBB" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date: October 1, 2003.
-------------

Closing Date: 10:00 A.M., New York time, on or about October 30, 2003. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                                    LEHMAN BROTHERS INC.

                                    By: ___________________________
                                        Name:  Stanley P. Labanowski
                                        Title: Senior Vice President


Accepted:

STRUCTURED ASSET SECURITIES
CORPORATION

By: _____________________________
    Name:  Michael C. Hitzmann
    Title: Vice President

                                   Schedule 1
                                   ----------


Class
-----                                                  Initial Certificate              Certificate                 Purchase Price
                                                            Principal                  Interest Rate                  Percentage
                                                            Amount(1)                  -------------                  ----------
                                                            ---------
1-A                                                               $93,424,000                Adjustable(2)                      100%
2-A1                                                              $50,000,000                Adjustable(2)                      100%
2-A2                                                              $75,000,000                    4.315%(3)                      100%
2-A3                                                              $23,614,000                    4.600%(3)                      100%
2-AX                                                                       (4)                   4.600%(4)                      100%
3-A1                                                               $5,000,000                    4.960%(3)                      100%
3-A2                                                             $147,500,000                    4.580%(3)                      100%
3-A3                                                             $196,579,000                    4.700%(3)                      100%
3-A4                                                              $15,000,000                Adjustable(2)                      100%
3-A5                                                              $30,000,000                    4.130%(3)                      100%
3-A6                                                               $5,900,000                Adjustable(2)                      100%
3-AX                                                                       (4)                   4.700%(4)                      100%
4-A                                                              $121,642,000                    4.150%(3)                      100%
4-AX                                                                       (4)                   4.150%(4)                      100%
5-A1                                                             $128,025,000                    1.870%(3)                      100%
5-A2                                                              $69,403,000                    4.355%(3)                      100%
5-A3                                                              $29,107,000                    3.840%(3)                      100%
5-A4                                                             $191,000,000                    4.630%(3)                      100%
5-A5                                                               $9,550,000                    4.650%(3)                      100%
5-A6                                                                       (4)                   4.650%(4)                      100%
5-AX                                                                       (4)                   4.650%(4)                      100%
5-PAX                                                                      (4)                   4.650%(4)                      100%
6-A                                                              $132,251,000                Adjustable(2)                      100%
B1-I                                                               $3,585,000                Adjustable(2)                      100%
B1-I-X                                                                     (4)            Adjustable(2)(4)                      100%
B2-I                                                               $1,464,000                Adjustable(2)                      100%
B2-I-X                                                                     (4)            Adjustable(2)(4)                      100%
B1-II                                                             $40,376,000                Adjustable(2)                      100%
B2-II                                                             $11,719,000                Adjustable(2)                      100%
B3                                                                $10,029,000                Adjustable(2)                      100%
R                                                                        $100                Adjustable(2)                      100%

---------------

(1) These balances are approximate, as described in the prospectus supplement.

(2) These Certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class 2-A2 and Class 2-A3 Certificates will bear interest based on the interest rate specified above until the end of the distribution date in August 2006, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in September 2006, the Class 2-A2 and Class 2-A3 Certificates will bear interest at the Net WAC for pool 2 as described in the prospectus supplement. The Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A5 Certificates will bear interest based on the interest rate specified above until the end of the distribution date in August 2008, subject to adjustment as described in the prospectus supplement.

    Beginning with the distribution date in September 2008, the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A5 Certificates will bear interest at the Net WAC for pool 3 as described in the prospectus supplement. The Class 4-A Certificates will bear interest based on the interest rate specified above until the end of the distribution date in August 2008, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in September 2008, the Class 4-A Certificates will bear interest at the Net WAC for pool 4, as described in the prospectus supplement. The Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4 and Class 5-A5 Certificates will bear interest based on the interest rate specified above until the distribution date in August 2008, subject to adjustment as described in the prospectus supplement. Beginning with the distribution date in September 2008, the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4 and Class 5-A5 Certificates will bear interest at the Net WAC for pool 5 as described in the prospectus supplement.

(4) The Class 2-AX, Class 3-AX, Class 4-AX, Class 5-A6, Class 5-AX, Class 5-PAX, Class B1-I-X and Class B2-I-X Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. With respect to any distribution date on or prior to August 2008, the amount of interest payable to each of the Class 5-AX and Class 5-PAX Certificates is subject to adjustment as described in the prospectus supplement. After the distribution date in August 2006, the Class 2-AX Certificates will no longer be entitled to receive distributions of any kind. After the distribution date in August 2008, the Class 3-AX Certificates will no longer be entitled to receive distributions of any kind. After the distribution date in August 2008, the Class 4-AX Certificates will no longer be entitled to receive distributions of any kind. After the distribution date in August 2008, the Class 5-A6, Class 5-AX and Class 5-PAX Certificates will no longer be entitled to receive distribution of any kind.